Exhibit 99.2

CONTACT: Shintaro Asako Chief Financial Officer Phone: 858-373-1500 E-mail: info@medicinova.com

FOR IMMEDIATE RELEASE

MediciNova Proposes to Acquire Avigen, Inc.

SAN DIEGO, Calif. – December 23, 2008 – MediciNova, Inc., a biopharmaceutical company that is publicly traded on the Nasdaq Global Market (Trading Symbol: MNOV) and the Hercules Market of the Osaka Securities Exchange (Code Number: 4875), today announced that it made a proposal to acquire Avigen, Inc. The proposal was communicated on December 22, 2008, in a letter from Jeff Himawan, Ph.D., the Chairman of the Board of MediciNova, to Zola Horovitz, Ph.D., the Chairman of the Board of Avigen. The letter delivered to Dr. Horovitz further refines MediciNova’s expression of interest in acquiring Avigen. MediciNova has included a copy of the letter delivered to Dr. Horovitz on December 22, 2008, as Exhibit 99.1 to a Current Report on Form 8-K that MediciNova filed on December 23, 2008.

About MediciNova

MediciNova, Inc. is a publicly-traded biopharmaceutical company focused on acquiring and developing novel, small-molecule therapeutics for the treatment of diseases with unmet need with a specific focus on the U.S. market. Through strategic alliances primarily with Japanese pharmaceutical companies, MediciNova holds rights to a diversified portfolio of clinical and preclinical product candidates, each of which MediciNova believes has a well-characterized and differentiated therapeutic profile, attractive commercial potential and patent assets having claims of commercially adequate scope. MediciNova’s pipeline includes six clinical-stage compounds for the treatment of acute exacerbations of asthma, multiple sclerosis, asthma, interstitial cystitis, solid tumor cancers, Generalized Anxiety Disorder, preterm labor and urinary incontinence and two preclinical-stage compounds for the treatment of thrombotic disorders. MediciNova’s current strategy is to focus its resources on its two prioritized product candidates, MN-221 for the treatment of acute exacerbations of asthma and MN-166 for the treatment of multiple sclerosis, and either pursue development independently, in the case of MN-221, or establish a strategic collaboration to support further development, in the case of MN-166. MediciNova will seek to monetize its other product candidates at key value inflection points. For more information on MediciNova, Inc., please visit www.medicinova.com.

Statements in this press release that are not historical in nature constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially because of risks and uncertainties associated with MediciNova’s business and the proposed transaction, the timing to consummate the proposed transaction and any necessary actions to obtain required regulatory approvals, and the diversion of management time on transaction-related issues. For further information regarding risks and uncertainties associated with MediciNova’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of MediciNova’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2007 and its subsequent periodic reports on Forms 10-Q and 8-K, copies of which may be obtained by contacting MediciNova’s Investor Relations department at (858) 373-1500 or at MediciNova’s website at http://www.medicinova.com. These forward-looking statements involve a number of risks and uncertainties that may cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof.

MediciNova disclaims any intent or obligation to revise or update these forward-looking statements.

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This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This material is not a substitute for the prospectus/proxy statement MediciNova, Inc. would file with the SEC if an agreement between MediciNova, Inc. and Avigen, Inc. is reached or any other documents which MediciNova, Inc. may file with the SEC and send to Avigen, Inc. shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF AVIGEN, INC. ARE URGED TO READ ANY SUCH DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of any documents filed with the SEC by MediciNova, Inc. through the website maintained by the SEC at http://www.sec.gov. Free copies of any such documents can also be obtained by directing a request to Investor Relations Department, MediciNova, Inc., 4350 La Jolla Village Drive, Suite 950, San Diego, CA 92122, USA.

MediciNova, Inc. and its directors and executive officers and other persons may be deemed to be participants in any solicitation of proxies in respect of the proposed transaction. Information regarding MediciNova, Inc.’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 17, 2008, and its proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on April 29, 2008. Other information regarding the participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in any proxy statement filed in connection with the proposed transaction.